                                                                      Exhibit 5.

                              POLLET & RICHARDSON
                               A Law Corporation
                           10900 Wilshire Boulevard
                                   Suite 500
                         Los Angeles, California 90024
                           Telephone (310) 208-1182
                           Facsimile (310) 208-1154

                               January 15, 2002

Dippy Foods, Inc.
10554 Progress Way, Suite K
Cypress, California 90630

     Re:  Dippy Foods, Inc. 2000 Equity Incentive Plan
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Ladies and Gentlemen:

     We have acted as counsel to Dippy Foods, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $0.001 (the "Shares"), which may be or have been issued upon exercise of options or otherwise granted in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under the Nevada Revised Statutes.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                            POLLET & RICHARDSON,
                                            A LAW CORPORATION


                                                 /s/ Erick E. Richardson
                                            By: ________________________________
                                                     Erick E. Richardson